Exhibit 3.171

The Commonwealth of Massachusetts

KEVIN H. WHITE

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS.

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

NAME	POST OFFICE ADDRESS
(including given name in full)

We, Edward G. LeRoux, Jr.	35 Crosby Street, Arlington, Mass.
Albert F. Curran	1 Country Club Road, Woburn, Mass.
Paul C. Keleher	117 Church Street, Winchester, Mass.

do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1. The name by which the corporation shall be known is:

New England Rehabilitation Nursing Home, Inc.

2. The purposes for which the corporation is formed are as follows:

To own, operate and maintain a nursing home and to do all acts necessary and incidental to the conduct of said business.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT

Preferred				$

Common	5,000

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None.

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

*	If there are no provisions state “None”.

See restrictions 5A

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None.

5A

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him of them, shall first offer it to the corporation through the Board of Directors, in the manner following;

We shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator, shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

7. The first meeting of the incorporators was duly held on the eighteenth day of January 1967 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose by treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation in Massachusetts is:

Box 39, Woburn, Mass.

b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

*	If there are no provisions state “None”.

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Edward G. LeRoux, Jr.	35 Crosby Street, Arlington, Mass.	Same
Treasurer:	Albert F. Curran	1 Country Club Road, Woburn, Mass.	Same
Clerk:	Albert F. Curran	1 Country Club Road, Woburn, Mass.	Same
Directors:	Edward G. LeRoux, Jr.	35 Crosby Street, Arlington, Mass.	Same
	Albert F. Curran	1 Country Club Road, Woburn, Mass.	Same
	Paul C. Keleher	117 Church Street, Winchester, Mass.	Same

c. The date initially adopted on which the corporation’s fiscal year ends is: June 30.

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: First Saturday in July

e. The name and business address of the registered agent, if any, of the corporation are: None

IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this eighteenth day of January 1967.

/s/ [Edward G. LeRoux, Jr.]

/s/ [Albert F. Curran]

/s/ [Paul C. Keleher]

The Commonwealth of Massachusetts

KEVIN H. WHITE

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General, Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Edward G. LeRoux, Jr., President and Albert F. Curran, Clerk of New England Rehabilitation and Convalescent Center, Inc. located at Rehabilitation Way, Woburn, Mass. do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on October 15, 1973, by vote of 4,050 shares of voting out of 5,000 shares outstanding, being at least1 two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:2

To change the name of the corporation to New England Rehabilitation Hospital, Inc.

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE:

Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8  1/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Fifteenth day of October, in the year 1973.

/s/ [Edward G. LeRoux, Jr.]	President

/s/ [Albert F. Curran]	Clerk

The Commonwealth of Massachusetts

JOHN F. X. DAVOREN

KEVIN H. WHITE

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Edward G. LeRoux, Jr., President, and Albert F. Curran, Clerk of NEW ENGLAND REHABILITATION NURSING HOME, INC. located at Woburn, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 3, 1968, by vote of all the incorporators.

To change the name of the corporation from new England Rehabilitation Nursing Home, Inc. to New England Rehabilitation and Convalescent Center, Inc.

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.
[2]	For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE:

Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets shall be on 8  1/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this third day of June, in the year 1968.

/s/[Edward G. LeRoux, Jr.]	President

/s/ [Albert F. Curran]	Clerk